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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-79969 of DuraSwitch Industries, Inc. on Form S-8 of our report dated February 5, 2000, appearing in this Annual Report on Form 10-KSB of DuraSwitch Industries, Inc. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 28, 2000